                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           LAM RESEARCH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

LOGO

                            LAM RESEARCH CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 2, 2000
                            ------------------------

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Lam Research Corporation, a Delaware corporation (the "Company"), will be held on Thursday, November 2, 2000, 11:00 a.m., local time, at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538, for the following purposes:

     1. To elect directors to serve for the ensuing year, and until their successors are elected;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 2001; and

     3. To transact such other business as may properly come before the meeting, or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 5, 2000 are entitled to notice of and to vote at the meeting, and for any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and date the enclosed proxy and return it as promptly as possible in the postage-prepaid and return-addressed envelope enclosed for that purpose. However, any stockholder of record attending the meeting may vote in person, even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          LOGO
                                          Richard H. Lovgren
                                          Secretary
Fremont, California
October 6, 2000

                             YOUR VOTE IS IMPORTANT
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                            LAM RESEARCH CORPORATION

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 2, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Information Concerning Solicitation and Voting..............    1

Proposal No. 1 -- Election of Directors.....................    3

  Security Ownership of Certain Beneficial Owners and
     Management.............................................    5

  Director Compensation.....................................    6

  Executive Compensation and Other Information..............    7

  Certain Relationships and Related Transactions............   10

  Compensation Committee Interlocks and Insider
     Participation..........................................   11

  Report of the Compensation Committee......................   11

  Comparative Stock Performance.............................   14

Proposal No. 2 -- Ratification of Appointment of Independent
  Auditors..................................................   14

Section 16(a) Beneficial Ownership Reporting Compliance.....   15

Other Matters...............................................   15

                            LAM RESEARCH CORPORATION

                            ------------------------

            PROXY STATEMENT FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of Lam Research Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Thursday, November 2, 2000 at 11:00 a.m., local time (the "Annual Meeting"), or for any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538. The Company's telephone number at that location is (510) 659-0200.

     These proxy solicitation materials will be mailed on or about October 6, 2000 to all stockholders entitled to vote at the meeting. A copy of Lam Research Corporation's 2000 Annual Report to Stockholders accompanies this Proxy Statement.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Stockholders of record at the close of business on September 5, 2000 are entitled to receive notice of and to vote at the Annual Meeting. At the record date, 124,559,636 shares of the Company's Common Stock were outstanding. All references to the number of shares in this proxy statement give effect to the three-for-one split of the Company's stock that became effective March 7, 2000.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, attending the Annual Meeting in and of itself does not constitute a revocation of a proxy.

VOTING AND SOLICITATION

     Each stockholder voting on the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected (seven at this meeting) multiplied by the number of shares held by such stockholder, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder deems appropriate. However, votes cannot be cast for more than seven candidates. No stockholder shall be entitled to cumulate votes for a candidate unless the candidate's name has been placed in nomination prior to the voting.

     Where no vote is specified or where a vote FOR all nominees is marked, the cumulative votes represented by a proxy will be cast, unless contrary instructions are given, at the discretion of the proxy holders in order to elect as many nominees as believed possible under the then-prevailing circumstances. If a stockholder desires to cumulate his or her votes, the accompanying proxy card should be marked to indicate clearly that the stockholder desires to exercise the right to cumulate votes and should specify how the votes are to be allocated among the nominees for directors. For example, a stockholder may write next to the name of the nominee or nominees for whom the stockholder desires to cast votes the number of votes to be cast for such nominee or nominees. Alternatively, without exercising his or her right to vote cumulatively, a stockholder may instruct the proxy holders not to vote for one or more nominees by striking through the name(s) of such nominee or nominees on the proxy card. Unless indicated to the contrary in the space provided on the proxy card, if a stockholder withholds authority to vote for one or more nominees, all cumulative votes of such stockholder will be distributed among the remaining nominees at the discretion of the proxy holders.

     On all other matters, each share has one vote.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector"). The Inspector will also determine whether or not a quorum is present. The seven candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The ratification of the independent auditors for the Company for the current year will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting.

     In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote at the Annual Meeting. The Inspector will treat abstentions as shares that are present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not treat abstentions as votes in favor of approving any matter submitted to the stockholders for a vote. Thus, abstentions have the same effect in this regard as negative votes. Any proxy which is properly dated, executed and returned using the form of proxy enclosed will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of directors, for ratification of the appointment of the designated independent auditors and, with respect to any other matter or matters that may come before the meeting, as the proxy holders deem advisable in accordance with their best judgment. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), or with respect to shares as to which proxy authority has been withheld with respect to any matter, those shares will be counted in determining whether a quorum is present but will not be considered as present or represented with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. The Company has retained the services of ChaseMellon Shareholder Services ("ChaseMellon") to act as agent in the solicitation of proxies from bankers, bank nominees and other institutional owners. The Company estimates that it will pay ChaseMellon a fee of approximately $8,500 for its services and will reimburse ChaseMellon for certain out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or other communication means.

STOCKHOLDER PROPOSALS TO BE INCLUDED IN THE COMPANY'S 2001 PROXY STATEMENT

     Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), some stockholder proposals may be eligible for inclusion in the Company's 2001 Proxy Statement. Any such proposal must be received by the Company no later than June 8, 2001. Stockholders interested in submitting such a proposal are advised to contact counsel familiar with the detailed requirements of the applicable securities rules.

STOCKHOLDER PROPOSALS AND NOMINATIONS TO BE VOTED ON AT 2001 ANNUAL MEETING

     In addition to the Rule 14a-8(e) proposals referred to above stockholders of the Company may submit proposals which they believe should be voted on at the annual meeting or nominate persons for election to the Board of Directors. In accordance with the Company's bylaws, any such proposal or nomination for the 2001 annual meeting currently scheduled for November 8, 2001 must be submitted in writing to the Secretary of the Company no earlier than August 10, 2001 and no later than September 9, 2001. The submission must include certain specified information concerning the proposal or nominee, as the case may be, and information about the proponent and the proponent's ownership of Common Stock of the Company. Proposals or nominations that do not meet these requirements will not be entertained at the annual meeting. The Secretary should be contacted in writing at the address on the first page of this Proxy Statement to make any submission, or to obtain additional information as to the proper form and content of submissions.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

     A board of seven directors is to be elected at the Annual Meeting. The bylaws of the Company provide that the number of directors shall be fixed at seven. The proxies cannot be voted for a greater number of persons than the seven nominees named below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, each of whom is currently a director of the Company. If any nominee of the Company should decline or be unable to serve as a director as of the time of the Annual Meeting, the proxies will be voted for any substitute nominee whom shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. Discretionary authority to cumulate the votes held by the proxy holders is solicited by this Proxy Statement. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders, or until a successor has been elected and qualified.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH OF THE SEVEN
                     NOMINEES FOR DIRECTOR SET FORTH BELOW.

     The following table sets forth certain information concerning the nominees, which is based on data furnished by them:

        NOMINEES                 DIRECTOR       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
      FOR DIRECTOR         AGE    SINCE                    DURING PAST FIVE YEARS
-------------------------  ---   --------   ----------------------------------------------------
James W. Bagley..........  61      1997     Mr. Bagley has been Chief Executive Officer and a
                                            director of the Company since August 6, 1997, the
                                            day following consummation of the merger between
                                            OnTrak Systems, Inc., a Delaware corporation
                                            ("OnTrak"), and the Company (the "Merger"). As of
                                            September 1, 1998, Mr. Bagley became Chairman of the
                                            Board of Directors. He is currently a director of
                                            Teradyne, Inc., and Micron Technology, Inc. From
                                            June 1996 to August 1997, Mr. Bagley served as
                                            Chairman of the Board and Chief Executive Officer of
                                            OnTrak. Prior to joining OnTrak, Mr. Bagley was
                                            employed by Applied Materials, Inc., most recently
                                            as Chief Operating Officer and Vice Chairman of the
                                            Board. Mr. Bagley began his career in the
                                            semiconductor industry with Texas Instruments, Inc.,
                                            where he held various positions over a 15-year
                                            period.
Roger D. Emerick.........  61      1982     Mr. Emerick has been a director of the Company since
                                            1982, and was Chairman of the Board of Directors
                                            from 1984 to 1998. From July 1982 to August 1997,
                                            Mr. Emerick was Chief Executive Officer of the
                                            Company. Mr. Emerick currently is a director of
                                            Electroglas, Inc. and Brooks Automation, Inc. Until
                                            September 1999, Mr. Emerick also served as a
                                            director of the Fremont Bank.

        NOMINEES                 DIRECTOR       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
      FOR DIRECTOR         AGE    SINCE                    DURING PAST FIVE YEARS
-------------------------  ---   --------   ----------------------------------------------------
David G. Arscott(1,2)....  56      1980     Mr. Arscott has been a director of the Company since
                                            1980, and was Chairman of the Board of Directors
                                            from 1982 to 1984. He is currently, and has been
                                            since 1988, a General Partner of Compass Management
                                            Partners, an investment management firm. From 1978
                                            to 1988, Mr. Arscott was a Managing General Partner
                                            of Arscott, Norton & Associates, a venture capital
                                            firm. Mr. Arscott currently is a director of Silicon
                                            Valley Research, Inc.
Richard J. Elkus,          65      1997     Mr. Elkus has been a director of the Company since
  Jr.(1).................                   August 6, 1997, the day following consummation of
                                            the Merger. He is currently, and has been since
                                            1996, Co-Chairman of Voyan Technology and is
                                            currently a director of KLA-Tencor Corporation,
                                            Virage Logic and Sopra SA. From February 1994 until
                                            consummation of the merger between Tencor
                                            Instruments, Inc. ("Tencor") and KLA Instruments,
                                            Inc. in April 1997, Mr. Elkus was Vice Chairman of
                                            the Board of Tencor. From February 1994 to September
                                            1996, Mr. Elkus was Executive Vice President of
                                            Tencor, and was one of the founders of Prometrix
                                            Corporation, which was acquired by Tencor in
                                            February 1994. Mr. Elkus was Chairman of the Board
                                            and Chief Executive Officer of Prometrix Corporation
                                            from 1983 until February 1994.
Jack R. Harris(1,2)......  58      1982     Mr. Harris has been a director of the Company since
                                            1982. From 1986 until September 1999, Mr. Harris was
                                            Chairman, Chief Executive Officer and President of
                                            Optical Specialties, Inc. Mr. Harris is currently
                                            Chairman of HT, Inc., First Derivative Systems and
                                            Innovative Robotics Solutions.
Grant M. Inman(1,2)......  58      1981     Mr. Inman has been a director of the Company since
                                            1981. From 1985 until 1998, Mr. Inman was a General
                                            Partner of Inman & Bowman. Mr. Inman is currently
                                            President of Inman Investment Management and a
                                            director of Paychex, Inc. and Wind River Systems,
                                            Inc. Mr. Inman is currently a Trustee of the
                                            University of California, Berkeley, and the
                                            University of Oregon.
Kenneth M. Thompson(1)...  62      1998     Mr. Thompson has been a director of the Company
                                            since 1998. Prior to joining the Board, Mr. Thompson
                                            was employed by Intel Corporation for 25 years in
                                            various management positions, most recently as Vice
                                            President of Technology Manufacturing Engineering.
                                            Before joining Intel Corporation, Mr. Thompson
                                            worked with Ampex Corporation in its core memory
                                            group. Mr. Thompson currently serves as a director
                                            of PRI Automation, Inc., GaSonics International
                                            Corporation, and Baguda Wear Inc. Mr. Thompson is
                                            President and CEO of AvantCom Network, Inc.

---------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

     There is no family relationship between any of the foregoing nominees, or between any of such nominees and any of the Company's executive officers.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of five regularly scheduled or special meetings during the fiscal year ended June 25, 2000. The Board of Directors has an Audit Committee and a Compensation Committee.

     The Audit Committee, which consisted of Messrs. Arscott, Elkus, Harris, Inman and Thompson, all non-employee directors, held five meetings during fiscal 2000. This committee recommends to the Board for its approval and for ratification by the stockholders the engagement of the Company's independent auditors to serve the following fiscal year, reviews the scope of the audit, considers comments made by the independent auditors with respect to accounting procedures and internal controls and the consideration given thereto by the Company's management, and reviews internal accounting procedures and controls with the Company's financial and accounting staff.

     The Compensation Committee, which consisted of Messrs. Arscott, Harris and Inman, held one meeting during fiscal 2000. This committee recommends salaries, incentives and other forms of compensation for directors, officers and other employees of the Company, administers the Company's various incentive compensation and benefit plans, and recommends policies relating to such compensation and benefit plans. This committee also approves grants of stock options, restricted stock, deferred stock and performance share awards to officers and other employees of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth the beneficial ownership of shares of Common Stock of the Company by: (i) each person or entity whom, based on information obtained, the Company believes beneficially owned more than 5% of the Company's Common Stock, and the address of each such person or entity ("5% stockholder");
(ii) each current director of the Company; (iii) each named executive officer described below in the section of this proxy statement captioned "Executive Compensation and Other Information"; and (iv) all current directors and current executive officers as a group. With the exception of 5% stockholders, the information below concerning the number of shares beneficially owned is provided with respect to holdings as of September 5, 2000 and, with respect to the 5% stockholders, the information below is provided with respect to holdings as of June 30, 2000 (unless otherwise identified). The percentage is calculated using 124,559,636 as the number of shares outstanding as of September 5, 2000.

                                                              SHARES BENEFICIALLY      PERCENT OF
            NAME OF PERSON OR IDENTITY OF GROUP                      OWNED               CLASS
            -----------------------------------               -------------------      ----------
Fidelity Management & Research..............................      14,853,366(1)          11.92%
  82 Devonshire Street
  Boston, Massachusetts 02109
Putnam Investment Management, Inc. .........................       8,329,536(1)           6.69%
  1 Post Office Square
  Boston, Massachusetts 02109
MFS Investment Management...................................       7,632,155(1)           6.13%
  500 Boylston St.
  Boston, Massachusetts 02116
James W. Bagley.............................................       2,508,000(2)           2.01%
Roger D. Emerick............................................         155,476(2)              *
David G. Arscott............................................         235,617(2)              *
Richard J. Elkus, Jr. ......................................         123,720(2)              *
Jack R. Harris..............................................         162,000(2)              *
Grant M. Inman..............................................         264,699(2)              *
Kenneth M. Thompson.........................................          36,000(2)              *
Stephen G. Newberry.........................................         560,000(2)              *
Hsui-Sheng (Way) Tu.........................................         144,001(2)              *

                                                              SHARES BENEFICIALLY      PERCENT OF
            NAME OF PERSON OR IDENTITY OF GROUP                      OWNED               CLASS
            -----------------------------------               -------------------      ----------
Mercedes Johnson............................................          88,666(2)              *
Richard H. Lovgren..........................................          23,614(2)              *
All current directors and current executive officers as a
  group (11 persons)(3).....................................       4,204,898(2)           3.38%

---------------
 *  Less than one percent

(1) This information was obtained from the Nasdaq National Market, Inc., and was identified as representing the entity's quarterly 13F filing reflecting holdings as of June 30, 2000.

(2) Includes 2,208,000, 135,000, 144,000, 91,350, 126,000, 108,000, 36,000,
    500,000, 84,585, 78,900, 16,140 and 47,106 shares subject to outstanding options that are currently exercisable or exercisable within 60 days after September 5, 2000 in favor of Mr. Bagley, Mr. Emerick, Mr. Arscott, Mr. Elkus, Jr., Mr. Harris, Mr. Inman, Mr. Thompson, Mr. Newberry, Mr. Tu, Ms. Johnson and Mr. Lovgren, and Mr. Craig Garber, respectively. Mr. Garber's shares include 16,545 options held by his spouse.

(3) Current directors and current executive officers include: Mr. Bagley, Mr. Emerick, Mr. Arscott, Mr. Elkus, Jr., Mr. Harris, Mr. Inman, Mr. Thompson, Mr. Newberry, Ms. Johnson, Mr. Lovgren and Mr. Garber.

                             DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive annual retainers of $15,000; meeting fees of $1,000 for each Board of Directors meeting attended, plus reimbursement for reasonable travel expenses; fees of $500 for each telephonic Board meeting attended (with aggregate fees for such Board meetings not to exceed $8,000 per fiscal year); committee meeting fees of $500 per meeting attended, plus reimbursement for reasonable travel expenses; and fees of $250 for each telephonic committee meeting attended (with no aggregate fee limit for committee meetings). In addition, each person who is a non-employee director is automatically granted on or about December 15 of each calendar year an option to purchase 6,000 shares of the Company's Common Stock under the Company's Amended and Restated 1991 Incentive Stock Option Plan or Amended and Restated 1997 Stock Incentive Plan, at an exercise price per share equal to the fair market value of one share of the Company's Common Stock on the date of grant. Each option has a term of ten years and is immediately exercisable. The plans provide that unexercised options may be exercisable for specified periods following termination of director status, whether by death, disability or retirement, determined by years of service as a director to the Company.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides, for the three fiscal years ended June 25, 2000, and June 30, 1999, and 1998, respectively, certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer, James W. Bagley, and each of the four other most highly compensated executive officers of the Company (determined at the end of the last fiscal year) (the "named executives").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                      -------------------------
                                                  ANNUAL COMPENSATION                                NUMBER OF
                                    -----------------------------------------------    RESTRICTED    SECURITIES
         NAME AND                                                   OTHER ANNUAL         STOCK       UNDERLYING      ALL OTHER
    PRINCIPAL POSITION       YEAR   SALARY($)(1)   BONUS($)(1)   COMPENSATION($)(3)   AWARDS($)(5)   OPTIONS(#)   COMPENSATION($)
---------------------------  ----   ------------   -----------   ------------------   ------------   ----------   ---------------
James W. Bagley............  2000      99,507                                                                         4,758(6)
  Chairman of the Board      1999      91,704                          17,632(4)                     1,440,000        4,738(6)
  and Chief Executive        1998     100,000                                                        1,425,000        5,343(6)
  Officer
Stephen G. Newberry........  2000     596,942                           1,539                                       126,310(7)
  President and Chief        1999     416,479                           1,252                          900,000      126,321(7)
  Operating Officer          1998     392,892                                                        1,200,000          924(7)
Hsui-Sheng (Way) Tu........  2000     455,559                           1,008                                         2,912(8)
  President, Asia Pacific    1999     415,475                           6,862                          120,000        3,510(8)
  Operations                 1998     449,251                             264                          240,000        3,508(8)
Mercedes Johnson...........  2000     297,043        37,500(2)             99                                         6,315(9)
  Vice President, Finance,   1999     241,295        37,500(2)            826                          240,000        4,714(9)
  and Chief Financial        1998     260,000        37,500(2)             23                           90,000        7,067(9)
  Officer
Richard H. Lovgren.........  2000     243,428        53,180                                                           6,598(10)
  Vice President, General    1999     213,792        26,910                                             72,000        5,272(10)
  Counsel and Secretary      1998     228,422                                                           30,000        4,074(10)

---------------
 (1) Includes amounts earned and bonuses paid (if any) in fiscal 2000, 1999, and 1998 but deferred at the election of executive officer under the Company's deferred compensation plans and the Company's Employee Savings Plus Plan, a qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986 (as amended).

 (2) Reflects a bonus paid on the anniversary of Ms. Johnson's employment, which Ms. Johnson designated be used to offset the principal amount of a loan extended by the Company to Ms. Johnson in April 1997. See "Certain Relationships and Related Transactions," below.

 (3) Includes interest earned on deferred compensation, to the extent that the interest rate exceeded 120% of the applicable federal long-term rate.

 (4) Includes $9,979 and $4,998 in Company-provided reimbursements for certain medical and health services.

 (5) No dividends are paid on restricted stock. The Company last issued restricted stock awards in June 1996.

 (6) Consists of the Company's matching contributions to the Company's 401(k) plan in the amounts of $1,947 for 2000, $1,597 for 1999 and $1,500 for 1998; and $2,811, $3,141 and $3,843 for term life insurance premiums for 2000, 1999 and 1998, respectively.

 (7) Includes for fiscal 2000 and 1999 $125,000 reflecting Mr. Newberry's interest in signing bonus received at the outset of his employment with the Company and held in his deferred compensation account, which interest vested on the first anniversary of his employment with the Company. See "Employment and Termination Agreements, Change of Control Arrangements and Retirement Benefits," "Employment Agreement with Stephen G. Newberry", below. Also includes $1,310, $1,321 and $924 for term life insurance premiums for 2000, 1999 and 1998, respectively.

 (8) Consists of the Company's matching contributions to the Company's 401(k) plan in the amounts of $2,113 for 2000, $2,606 for 1999, $2,500 for 1998,
     and $799, $904 and $1,008, for term life insurance premiums for 2000, 1999 and 1998, respectively.

 (9) Consists of the Company's matching contributions to the Company's 401(k) plan in the amounts of $5,260 for 2000, $3,640 for 1999 and $6,059 for 1998; and $1,055, $1,074 and $1,008, for term life insurance premiums for 2000, 1999 and 1998, respectively.

(10) Consists of the Company's matching contributions to the Company's 401(k) plan in the amounts of $5,543 for 2000, $4,326 for 1999, and $3,066 for 1998; and $1,055, $946 and $1,008 for term life insurance premiums paid in 2000, 1999 and 1998 respectively.

     In fiscal 1999, all named executives agreed to a reduction in base salaries and certain benefits in recognition of the financial environment effecting the semiconductor equipment industry and the Company.

     No option grants were made to any of the named executives during fiscal
2000.

STOCK PLANS

     The following table provides certain information concerning the exercise of options to purchase the Company's Common Stock in the fiscal year ended June 25, 2000, and the unexercised options held as of June 25, 2000 by the named executives.

      AGGREGATED OPTION EXERCISES BY NAMED EXECUTIVES IN LAST FISCAL YEAR,
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                          VALUE OF UNEXERCISED
                                                         NO. OF UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                          NO. OF SHARES      VALUE           AT FISCAL YEAR-END           AT FISCAL YEAR-END(2)
                           ACQUIRED ON     REALIZED     ----------------------------   ---------------------------
          NAME              EXERCISE        ($)(1)      EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
          ----            -------------   -----------   -----------   --------------   -----------   -------------
James W. Bagley.........      504,000     $20,033,148    2,208,000        2,145,000    $75,035,078    $57,342,260
Stephen G. Newberry.....      150,000     $ 3,597,813      500,000        1,450,000    $17,423,970    $39,383,835
Hsui-Sheng (Way) Tu.....      329,032     $ 9,681,108       83,960          225,469    $ 2,692,994    $ 6,876,071
Mercedes Johnson........      195,150     $ 5,723,011       78,900          280,950    $ 2,824,786    $ 9,073,482
Richard Lovgren.........      103,500     $ 3,351,666       16,140           91,860    $   474,786    $ 2,928,592

---------------
(1) Market value of underlying securities at exercise, minus the exercise price.

(2) Market value of underlying securities at fiscal year-end, minus the exercise price.

                     EMPLOYMENT AND TERMINATION AGREEMENTS,
             CHANGE OF CONTROL ARRANGEMENTS AND RETIREMENT BENEFITS

EMPLOYMENT AGREEMENT WITH JAMES W. BAGLEY

     On July 1, 1997, the Company signed an employment agreement with James W. Bagley which became effective on August 6, 1997, the day following consummation of the Merger (the "Bagley Agreement"). The term of the Bagley Agreement is five years, unless earlier terminated by the Company or Mr. Bagley. The Bagley Agreement provides for a base salary at the annualized rate of $100,000. Mr. Bagley is not entitled to participate in any performance bonus plan of the Company, unless otherwise determined by the Board of Directors. As an incentive to joining the Company, Mr. Bagley was granted non-qualified stock options to purchase 750,000 shares of Common Stock (the "Incentive Options"). In lieu of additional base compensation or participation in performance bonus plans, the Company granted Mr. Bagley non-qualified stock options to purchase 675,000 shares of Common Stock (the "Base Options"). In November 1998, Mr. Bagley was granted options to purchase an additional 1,440,000 shares of the Company's Common Stock. Under the Bagley Agreement, Mr. Bagley is also entitled to participate in the Company's Executive Deferred Compensation Plan and other benefit plans and compensation programs generally maintained for other key executives of the Company.

     In the event of a change in control of the Company or the involuntary termination of Mr. Bagley without cause, all unvested Incentive Options will automatically be accelerated in full so as to become fully vested. Mr. Bagley will have two years from the date of termination in which to exercise such options. If Mr. Bagley's employment is involuntarily terminated without cause on or after the first anniversary of the effective date of the Bagley Agreement, he will be entitled to receive a lump sum payment of $100,000, and an automatic vesting of any unvested portion of the Base Options that would have vested within the 1-year period following the date of such termination (which vested options may be exercised within two years of termination).

     The Bagley Agreement provides that for a period of 12 months following Mr. Bagley's termination of employment with the Company (other than through expiration of the Bagley Agreement), Mr. Bagley may not perform services respecting certain aspects of semiconductor manufacturing equipment and/or software for anyone other than the Company, and may not solicit any of the Company's employees to become employed by any other business enterprise.

EMPLOYMENT AGREEMENT WITH STEPHEN G. NEWBERRY

     On August 5, 1997, the Company signed an employment agreement with Stephen
G. Newberry (the "Newberry Agreement"). The term of the Newberry Agreement is five years, unless earlier terminated by the Company or Mr. Newberry. The Newberry Agreement provides for a base salary at the annualized rate of $450,000, which is to be reviewed at least annually by the Board of Directors for possible increases. Mr. Newberry is not entitled to participate in any performance bonus plan of the Company, unless otherwise determined by the Board of Directors. As an incentive to joining the Company, Mr. Newberry was granted non-qualified stock options to purchase 600,000 shares of Common Stock (the "Incentive Options"). In lieu of additional base compensation or participation in performance bonus plans, the Company granted Mr. Newberry non-qualified stock options to purchase 300,000 shares of Common Stock (the "Base Options"). In November 1998, Mr. Newberry was granted options to purchase an additional 900,000 shares of the Company's Common Stock.

     Under the Newberry Agreement, Mr. Newberry is also entitled to participate in the Company's Executive Deferred Compensation Plan and other benefit plans and compensation programs generally maintained for other key executives of the Company. Mr. Newberry also received a deferred signing bonus in the amount of $500,000, the entire amount of which was held in a deferred compensation account, pursuant to the Company's Executive Deferred Compensation Plan, with Mr. Newberry's interest in the account vesting in equal installments of 25% on each of the first four anniversaries following August 5, 1997.

     In the event of a change in control of the Company or involuntary termination without cause, all unvested Incentive Options will automatically be accelerated in full so as to become fully vested, as will any Base Options that would have vested within the 1-year period following the date of such termination. Mr. Newberry will have two years from the date of termination in which to exercise such options. If Mr. Newberry's employment is involuntarily terminated without cause on or after the first anniversary of the effective date of the Newberry Agreement, he will be entitled to receive a lump sum payment equal to one times his then annual base compensation.

     The Newberry Agreement provides that for a period of 12 months following Mr. Newberry's termination of employment with the Company (other than through expiration of the Newberry Agreement), Mr. Newberry may not solicit any of the Company's employees to become employed by any other business enterprise.

EMPLOYMENT AGREEMENT WITH MERCEDES JOHNSON

     On December 11, 1999, the Company signed an employment agreement with Mercedes Johnson (the "Johnson Agreement"). The term of the Johnson Agreement is three years, unless earlier terminated by the Company or Ms. Johnson. The Johnson Agreement provides for a base salary, which is unspecified and is to be reviewed at least annually by the Board of Directors for possible increases. Ms. Johnson is not entitled to participate in any performance bonus plan of the Company, unless otherwise determined by the Board of Directors. As an incentive to joining the Company, Ms. Johnson was granted non-qualified stock options to purchase 225,000 shares of Common Stock; and, during 1998, Ms. Johnson was granted non-qualified stock options to purchase an additional 330,000 shares of Common Stock (collectively, these option grants are referred to as the "Incentive Options"). Under the Johnson Agreement, Ms. Johnson is entitled to participate in the Company's Executive Deferred Compensation Plan and other benefit plans and compensation programs generally maintained for other key executives of the Company.

     In the event of Ms. Johnson's involuntary termination without cause, Ms. Johnson will be placed on a one year leave of absence beginning on the termination date. During the leave of absence, Ms. Johnson will continue to make herself available for special projects as are delegated to her by the Company's Chief Executive Officer. She will receive her base compensation, any targeted bonus, her executive benefits (except those that are available only to Lam employees), the bonus applicable to reducing her loan from the Company (see "Loan to Mercedes Johnson" under "Certain Relationships and Related Transactions" below) and continued vesting of all previously granted stock options during the leave of absence. If the involuntary termination occurs after a change in control of the company, the Incentive Options shall automatically be accelerated in full so as to become completely vested on the termination date.

     The Johnson Agreement also provides that for a period of six months following the termination of any leave of absence arising as a result of involuntary termination Ms. Johnson may not solicit any of the Company's employees to become employed in any other business enterprise.

CHANGE OF CONTROL ARRANGEMENTS

     In addition to the change of control provisions in the foregoing agreements, the Company's Stock Option Plans and Employee Stock Purchase Plans provide that, upon a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option or right to purchase Common Stock shall be assumed, or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the option or right, or substitute an equivalent option or right, some or all of the options granted under certain of the Stock Option Plans shall be fully exercisable and all of the rights granted under the Employee Stock Purchase Plans shall be fully exercisable following the merger for a period of time from the date of notice by the Board of Directors. Following the expiration of such periods, the options and rights will terminate. Under certain other Stock Option Plans, the Plan Administrator may make other adjustments or provisions to compensate option holders.

RETIREMENT MEDICAL AND DENTAL BENEFITS

     The Board of Directors approved a plan in July 1996 allowing executives who retire from the Company to continue to participate in the Company's group medical and dental plans after retirement. Additionally, in July 1998, the Board amended the Executive Deferred Compensation Plan to provide that any participant 55 years or older may petition the Board for an early distribution of benefits under the Plan. Any such early distribution would not effect a participant's ability to continue to participate and earn benefits under this Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOAN TO ROGER D. EMERICK

     In April 1996, Roger D. Emerick, then Chairman of the Board and Chief Executive Officer of the Company, borrowed $600,000 from the Company pursuant to a promissory note bearing interest at 5.05% per annum. In April 1997, and again in April 1998 and April 1999, the loan was renewed by the Company. In August 1999, Mr. Emerick repaid in full the promissory note and all accrued interest. As of September 1, 1999, no loan principal or accrued interest remains outstanding.

LOAN TO MERCEDES JOHNSON

     In connection with her initial and continued employment, the Company made Mercedes Johnson, Vice President, Finance and Chief Financial Officer as of May 1, 1997, a loan in the amount of $150,000. The loan bears no interest and is payable in equal annual installments over a 4-year period. On each of the first four anniversaries of Ms. Johnson's employment, the Company will pay Ms. Johnson a bonus in the amount of $37,500, which amount will be used to offset the loan. In the event Ms. Johnson terminates her employment with the Company, she will be required to pay the outstanding balance of the loan in accordance with its terms. As of September 5, 2000, $37,500 remains due and owing under the loan (and subject to future offset).

EMPLOYMENT AGREEMENT WITH ROGER D. EMERICK

     In July 1996, the Company signed an employment agreement with Roger D. Emerick, then Chairman of the Board and Chief Executive Officer of the Company. The agreement, which became effective on July 1, 1996, provided that Mr. Emerick was to serve as Chief Executive Officer of the Company for a period of two years, which period extended automatically (but not beyond June 30, 2002) unless terminated by the Company or Mr. Emerick with at least 180 days' advance notice. In the event Mr. Emerick ceased to serve as the Chief Executive Officer of the Company, Mr. Emerick was originally to serve as a consultant to the Company through June 30, 2002. The agreement was amended, however, on June 26, 1997, to provide for the continued employment of Mr. Emerick following the appointment of James W. Bagley as Chief Executive

Officer of the Company and again amended to reflect Mr. Emerick's resignation as Chairman of the Board of Directors, effective September 1, 1998, and continued service as an employee of the Company (as amended, the "Emerick Agreement"). As provided in the Emerick Agreement, Mr. Emerick's employment with the Company continued until June 30, 1998, which period is automatically extended (but not beyond June 30, 2002), unless terminated by the Company or Mr. Emerick with at least 180 days' advance notice, during which time Mr. Emerick shall perform such strategic, senior-level duties and responsibilities as the Company's Chief Executive Officer may assign to him. Upon expiration of Mr. Emerick's employment period, Mr. Emerick shall continue to serve as a consultant to the Company through June 30, 2002 (unless such consultancy is otherwise terminated, as provided in the Emerick Agreement).

     The Emerick Agreement provided for an initial annual base salary of $621,857 during the employment period. Effective September 1, 1998, the salary was adjusted to an annualized rate equivalent to $33,333 per month. The Emerick Agreement also provides for an annual performance bonus of up to 50% of base salary based on attainment of certain performance targets established by the Company's Board of Directors. For services as a consultant, the Company will pay Mr. Emerick a monthly consulting fee of $33,333. Mr. Emerick also participates in all of the incentive compensation plans and programs generally available to the senior management of the Company, as well as any employee benefit plan maintained by the Company for its employees. If Mr. Emerick's employment is involuntarily terminated without cause, he will be entitled to receive his targeted bonus amount, plus an amount equal to the consulting fee, for the period beginning on the date of termination and ending June 30, 2002, subject to a maximum of 48 months, as well as certain other benefits. In addition, upon involuntary termination without cause or a change in control of the Company, the unvested portion of Mr. Emerick's stock options and restricted stock will automatically be accelerated in full so as to become fully vested. The Emerick Agreement provides that for a period of 24 months following Mr. Emerick's termination of employment with the Company, Mr. Emerick may not perform services for any direct competitor of the Company, and may not solicit any of the Company's employees to become employed by any other business enterprise.

     In July 1998, Mr. Emerick petitioned the Board to receive an early distribution of benefits under the Company's Executive Deferred Compensation Plan. Beginning September 1, 1998, Mr. Emerick received a monthly distribution of $8,000 of benefits due him under the plan.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No persons who were members of the Compensation Committee during fiscal year 2000 had any relationship requiring disclosure under this section.

                      REPORT OF THE COMPENSATION COMMITTEE

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended ("Securities Act"), or the Securities Exchange Act of 1934, as amended ("Exchange Act"), that might incorporate all or portions of future filings, including this Proxy Statement, the following Report of the Compensation Committee, and the Performance Graph below, shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission ("SEC") under the Securities Act or the Exchange Act.

     The Compensation Committee (the "Committee") of the Board of Directors, composed of three non-employee directors, determines and administers the Company's executive compensation policies and programs. This committee also approves grants of stock options, restricted stock, deferred stock and performance share awards to officers and other employees of the Company.

COMPENSATION POLICIES

     One of the Committee's primary goals in setting compensation policies is to maintain competitive, progressive programs to attract, retain and motivate high-caliber executives, foster teamwork and maximize the long-term success of the Company by appropriately rewarding such individuals for their achievements.

Another goal is to provide an incentive to executives to focus efforts on long-term strategic goals for the Company by closely aligning their financial interests with stockholder interests. To attain these goals, the Committee has designed the Company's executive compensation program to include base salary, annual incentives and long-term incentives.

     In formulating and administering the individual elements of the Company's executive compensation program, the Committee emphasizes planning, implementing and achieving long-term objectives and strives to use prudent judgment in establishing performance objectives, evaluating performance and determining actual incentive awards.

     The Committee believes that the Company's executive compensation programs have met these objectives. The Company has been able to attract and retain the executive talent necessary to support the corporation and promote long-term growth. The Company has also been able to reduce the payment of bonuses during those periods, such as fiscal 1999, in which the Company's revenue and gross margins were depressed.

COMPENSATION COMPONENTS

     Base Salary

     The Committee establishes the base salaries of executive officers, after review of relevant data of other executives with similar responsibilities from published industry reports and surveys of similarly situated companies. Accordingly, the Committee strives to maintain the Company's annual executive salaries at levels competitive with the market average base salaries of executive officers in similar positions. The market comprises similarly sized high-technology companies within and outside the Company's industry. In addition, a large portion of each executive officer's compensation may be annual incentives in the form of a cash bonus, provided certain target performance objectives are met.

     Annual Incentives

     Incentive bonuses may be provided to executives as part of a competitive compensation package. The bonus levels are intended to provide the appropriate elements of variability and risk. Bonus payments may be tied specifically to targeted corporate performance. The Committee will establish a base bonus amount, determined through review of a competitive market survey for executives at similar levels, which will be incrementally reduced if the Company does not meet its targeted performance or increased if the Company exceeds its targeted performance. There is no minimum or maximum percentage by which a bonus can be reduced or increased.

     Long-Term Incentives

          Stock Options

     The Committee grants stock options to focus an executive's attention on the long-term performance of the Company and on maximizing stockholder value. The grant of stock options is closely tied to individual executive performance. The Committee grants such stock options after a review of various factors, including the executive's potential contributions to the Company, current equity ownership in the Company and vesting rates of existing stock options, if any. Stock options are granted with an exercise price equal to the current fair market value of the Company's stock and utilize vesting periods intended to encourage retention of executive officers. Because of the direct benefit executive officers receive through improved stock performance, the Committee believes stock options serve to align the interests of executive officers closely with those of other stockholders.

          Restricted Stock

     Restricted stock awards may be granted to executives under the 1996 Restricted Stock Plan (which was approved by the Company's stockholders in 1995). The award of restricted stock is based on the Company's performance measured against quarterly targets. Because the restricted stock does not vest until five years after the date of the award, the 1996 Restricted Stock Plan is expected to serve as a retention tool, as well as a means of aligning executive and stockholder interests. Shares were last issued under the Restricted Stock Plan in June 1996.

          Deferred Compensation Plan

     Another component of the Company's executive compensation program is the Executive Deferred Compensation Plan (the "Deferred Plan"), a voluntary, non-tax-qualified, deferred compensation plan that encourages officers to save for retirement. Under the Deferred Plan, participants are entitled to defer compensation until retirement, death, other termination of employment, or until specified dates. As amended by the Board in July 1998, Deferred Plan participants 55 years or older may petition the Board for an early distribution of benefits, which early distribution would not affect the participant's ability to continue to participate or earn benefits under the Deferred Plan. Participants receive a fixed-rate yield based on the average annual interest rate of 10-year United States Treasury Notes for the previous ten years. An enhanced yield of up to 115% of the fixed-rate yield will be payable in the event of death, retirement under certain circumstances, and termination of employment after plan participation for a specified number of years. Because the benefits of the Deferred Plan increase with each year of participation, offering the Deferred Plan to executives encourages them to stay with the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Committee bases the compensation of the Company's Chief Executive Officer on the policies and procedures described above. In determining the Chief Executive Officer's base salary and bonus (if any), the Committee examines compensation levels for other chief executive officers in high-technology firms within and outside the industry. The Committee compares this information to the relevant performance of such firms relative to the Company's performance.

     James W. Bagley

     In accordance with the Bagley Agreement, Mr. Bagley, Chief Executive Officer since August 6, 1997, received a base salary in fiscal 2000 of $100,000. Mr. Bagley is not entitled to participate in any performance bonus plan of the Company, unless otherwise determined by the Board of Directors. As an incentive to joining the Company, Mr. Bagley was granted in 1997 non-qualified stock options to purchase 1,425,000 shares of Common Stock and received an additional grant in fiscal 1999 of options to purchase 1,440,000 shares of Common Stock. See the discussion of Mr. Bagley's Employment Agreement in "Employment and Termination Agreements, Change of Control Arrangements and Retirement Benefits," above.

EFFECT OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Code generally limits the corporate deduction for compensation paid to certain executive officers to $1 million, unless the compensation is performance-based. The Committee has carefully considered the potential impact of this tax code provision on the Company and has concluded in general that the best interests of the Company and the stockholders will be served if certain of the Company's stock-based long-term incentives qualify as performance-based compensation within the meaning of the Code. It is the Committee's intention that, so long as it is consistent with the Company's overall compensation objectives, virtually all executive compensation will be deductible by the Company for federal income tax purposes.

                             COMPENSATION COMMITTEE
                                David G. Arscott
                                 Jack R. Harris
                                 Grant M. Inman

                         COMPARATIVE STOCK PERFORMANCE

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock ("LRCX") for the last five fiscal years against the cumulative total return on the Nasdaq National Market Index (U.S. companies only) ("NASD") and the Salomon Smith Barney Semiconductor Equipment Index ("SSB") over the same period. The graph and table assume that the investment in the Company's Common Stock and each index was $100 on July 1, 1995, and that dividends, if any, were reinvested. This data was furnished by Salomon Smith Barney. The Nasdaq National Market Index and the Salomon Smith Barney Semiconductor Equipment Index are based on a calendar year. The Company's return is based on its fiscal year. The stock price performance shown on the graph is not necessarily indicative of future price performance.
[PERFORMANCE GRAPH]

                                                           SSB                        NASD                        LRCX
                                                           ---                        ----                        ----
1-Jul-95                                                100.0000                    100.0000                    100.0000
                                                        120.1060                    107.2590                    106.6420
                                                        118.4530                    109.2840                     94.1405
30-Sep-95                                               115.6740                    111.7940                     93.3624
                                                        110.4560                    110.9930                     95.1202
                                                        103.2640                    113.4710                     85.5482
31-Dec-95                                                86.1175                    112.7140                     71.4855
                                                         83.6383                    113.5350                     66.7979
                                                         81.1331                    117.8480                     57.6197
31-Mar-96                                                75.3714                    117.9920                     54.6899
                                                         89.8739                    127.5400                     63.2822
                                                         87.1972                    133.2080                     62.1103
30-Jun-96                                                70.2484                    126.9510                     40.6272
                                                         58.9536                    115.7630                     34.7677
                                                         61.6134                    122.2880                     36.9146
30-Sep-96                                                68.5633                    131.4390                     41.6022
                                                         65.8488                    130.8600                     38.0865
                                                         88.7207                    137.9100                     56.0540
31-Dec-96                                                86.6293                    138.3070                     43.9460
                                                        116.3820                    147.8230                     63.0854
                                                        110.3180                    140.2320                     59.5697
31-Mar-97                                               101.6350                    130.8800                     52.7352
                                                        110.2370                    135.0640                     45.3148
                                                        135.4020                    150.0160                     56.8368
30-Jun-97                                               142.1840                    154.4880                     57.9103
                                                        182.7660                    170.7440                     82.6185
                                                        193.3600                    170.0490                     88.2811
30-Sep-97                                               201.7570                    180.5870                     72.6574
                                                        144.6320                    170.7230                     56.4478
                                                        134.7620                    171.4660                     47.8507
31-Dec-97                                               123.6580                    168.2310                     45.7038
                                                        128.9040                    173.4810                     35.6443
                                                        155.3440                    189.6740                     44.1429
31-Mar-98                                               146.3000                    196.6550                     43.9460
                                                        153.1710                    200.1620                     48.4367
                                                        130.4850                    190.5690                     37.2053
30-Jun-98                                               117.5010                    202.9820                     29.8833
                                                        122.5680                    200.5880                     28.0270
                                                         88.8206                    160.6140                     17.0909
30-Sep-98                                                85.9747                    181.4600                     15.6237
                                                        120.7430                    189.7680                     22.5613
                                                        135.1450                    208.8530                     27.9286
31-Dec-98                                               147.8430                    234.9020                     27.8301
                                                        212.8150                    268.4550                     59.9634
                                                        183.0820                    245.1150                     46.1913
31-Mar-99                                               195.0110                    263.6890                     45.3148
                                                        176.0440                    272.4140                     49.2195
                                                        183.8830                    264.6650                     43.3601
30-Jun-99                                               245.1730                    287.7630                     72.9527
                                                        241.3270                    282.6600                     86.5232
                                                        239.6340                    293.4650                     88.1873
30-Sep-99                                               264.5470                    294.1950                     95.3124
                                                        299.8600                    317.7920                    131.9360
                                                        331.7220                    357.4010                    121.2910
31-Dec-99                                               422.0650                    435.9430                    174.3170
                                                        453.6890                    422.1280                    195.1200
                                                        609.5050                    503.1540                    243.9510
31-Mar-00                                               589.7370                    489.8850                    211.2310
                                                        608.6290                    413.5910                    215.0420
                                                        488.0040                    364.3380                    150.5880
30-Jun-00                                               567.2950                    424.8870                    175.7840
                                                        481.1940                    403.5560                    137.1110

                                 PROPOSAL NO. 2
                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     Unless marked to the contrary, proxies received will be voted "FOR" the ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company for the current fiscal year. Ernst & Young LLP has been the Company's independent auditors since fiscal year 1981.

     The audit services of Ernst & Young LLP during fiscal 2000 included the examination of the consolidated financial statements of the Company and services related to filings with the SEC and other regulatory bodies.

     The Audit Committee of the Company meets with Ernst & Young LLP on an annual or more frequent basis. At such time, the Audit Committee reviews both audit and non-audit services performed by Ernst & Young LLP for the preceding year, as well as the fees charged for such services. Among other things, the

Committee examines the effect that the performance of non-audit services may have upon the independence of the auditors.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

     Approval of Proposal No. 2 will require the affirmative vote of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR"
          THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS
                   INDEPENDENT AUDITORS FOR FISCAL YEAR 2001.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file such reports on a timely basis. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of these requirements were satisfied during the last fiscal year.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the proxy holders named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

     It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                          By Order of the Board of Directors,

                                          LOGO
                                          Richard H. Lovgren
                                          Secretary

Fremont, California
Dated: October 6, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                            LAM RESEARCH CORPORATION
                             IN CONJUNCTION WITH THE
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                NOVEMBER 2, 2000

     The undersigned stockholder of LAM RESEARCH CORPORATION, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 6, 2000, and 2000 Annual Report to Stockholders, and hereby appoints James W. Bagley and Richard H. Lovgren, or either of them, proxy holders and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of LAM RESEARCH CORPORATION to be held on Thursday, November 2, 2000 at 11:00 a.m. local time, at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538, and for any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR AND, AS SAID PROXY HOLDERS DEEM ADVISABLE, ON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


1.   Election of Directors:

FOR all nominees listed     WITHHOLD
below (except as
indicated)

          [ ]               [ ]


(IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW)

James W. Bagley; Roger D. Emerick; David G. Arscott; Richard J. Elkus, Jr.; Jack
R. Harris; Grant M. Inman; Kenneth M. Thompson

2. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year 2001:

         For                Against             Abstain
         [ ]                  [ ]                 [ ]

     (This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all such stockholders should sign.)


Signature(s):

----------------------------------------


----------------------------------------

Dated: --------------------------, 2000
        (Be sure to date Proxy.)

Please mark, sign, date and return the proxy card promptly, using the enclosed return-addressed and postage-paid envelope.